Exhibit 10.3

                             SECOND AMENDMENT TO THE
                        HEICO SAVINGS AND INVESTMENT PLAN
                     (AS AMENDED EFFECTIVE JANUARY 1, 2007)

         THIS SECOND AMENDMENT (the "Amendment") is made, effective as of the 1st day of January, 2009, to the HEICO Savings and Investment Plan, as amended and restated effective January 1, 2007 (the "Plan"), by HEICO Corporation, a Florida corporation (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company maintains the Plan for the sole and exclusive benefit of its eligible participants and their respective beneficiaries under the terms and provisions of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, pursuant to Section 15.01 of the Plan, the Company has the power to amend the Plan;

         NOW, THEREFORE, the Plan shall be amended as follows:

         Effective as of January 1, 2009:
         --------------------------------

1.       Section 4.04 is hereby amended in its entirety to read as follows:

         "Section 4.04     Employer Contributions.
                           -----------------------

              (a) Employer Matching Contributions. Each Employer shall contribute Employer Matching Contributions, if any, as provided for in this Section 4.04(a). A Participant's
                   Employer Matching Contribution is a percentage of his or her Elective Deferral Contributions made to the Plan and may be limited to a percentage of the Participant's Compensation, as determined by the Board of Directors from time to time at its sole discretion. The Employer Matching Contribution percentage may vary (1) among Participants employed by different Employers; or (2) with the Participant's rate of deferral, but must be uniform for Participants with equal rates of Elective Deferral Contributions and may not increase as the rate of Elective Deferral Contribution increases. Employer Matching Contributions shall be calculated quarterly based on Elective
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                   Deferral Contributions made during that calendar quarter and, subject to the requirement set forth in Section 4.04(c)(1) hereof, shall be contributed to the Plan at the end of each calendar quarter on behalf of any Participant who makes Elective Deferral Contributions during that calendar quarter.

            (b) Equity Builder Contributions. Each Employer may contribute Equity Builder Contributions as provided for in this Section 4.04(b). Subject to the requirement in Section 4.04(c)(2) hereof, a Participant's share of Equity Builder Contributions for a Plan Year is determined by multiplying (1) the total Equity Builder Contributions to be allocated among all Participants' Accounts by (2) the Participant's Compensation for the Plan Year and dividing the result by (3) the Compensation paid for the Plan Year to all Participants eligible for an allocation. Only Compensation paid by Employers on account of service while a Participant is taken in to account. A Participant's share of Equity Builder Contributions shall be in an amount as fixed by the Board of Directors from time to time at its sole discretion.

            (c) Eligibility to Receive Employer Matching Contributions and Equity Builder Contributions. Employer Matching
                   Contributions and Equity Builder Contributions, if any, shall be allocated to the Employer Accounts of Participants based on the following:

                   (1) With respect to each calendar quarter during a Plan Year, Employer Matching Contributions shall be allocated among and credited to the Employer Matching Contributions Account of Participants who are employed by an Employer on the last day of each such calendar quarter.

                   (2) Equity Builder Contributions, if any, shall be allocated to the Employer Accounts of Participants who are credited with 1,000 Hours of Service during the Plan Year with an Employer and are employed on the last day of such Plan Year."

2. Paragraph (c) of Section 10.02 is hereby amended in its entirety to read as follows:

            "(c) "Consent of Participant. A Participant's consent to a distribution of his Account shall be subject to the following:

                   (1) If the total value of the Participant's vested Accounts to be distributed is less than or equal to $1,000, determined on or after the Participant's Termination Date, the Participant's vested Account balance shall be distributed to the
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                            Participant in a lump sum payment as soon as
                            administratively feasible after his Termination
                            Date.

                   (2) If the total value of the Participant's vested Accounts to be distributed is greater than $1,000, determined on or after the Participant's Termination Date, the Participant's consent to a distribution shall be required; provided that, notwithstanding the lack of consent, distribution shall be made no later than the date established under Section 10.07 for mandatory distributions.

                   (3) Notwithstanding the above, the total value of a Participant's vested Accounts shall be determined without regard to that portion of the Accounts that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8),
                            408(d)(3)(A)(ii), and 457(e)(16) of the Code."

3. Paragraph (f) of Section 10.07 is hereby amended in its entirety to read as follows:

            "(f) Notwithstanding the foregoing provisions of this Section 10.07, if the total value of a Participant's vested Accounts to be distributed is less than or equal to $1,000, determined on or after the Participant's Termination Date, the Participant's vested Account balance shall be distributed in a lump sum payment as soon as administratively feasible after his Termination Date."

4. In all other respects, the Plan shall remain unchanged by the Amendment.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed the day and year first above written.

                                      HEICO Corporation, a Florida corporation

                                      By:     /s/ THOMAS S. IRWIN
                                         ----------------------------------
                                      Name: Thomas S. Irwin
                                      Title: Treasurer